Exhibit 99.1

CarCharging’s Completes Acquisition of 350Green
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Electric Vehicle Charging Service Provider Continues to Consolidate Market and Acquires Third EV Charging Station Owner and Operator

May 2, 2013 - MIAMI BEACH, FL – Car Charging Group, Inc. (OTCQB: CCGI) (“CarCharging”), a nationwide provider of convenient electric vehicle (EV) charging services, announced the closing of its acquisition of 350Green LLC, an owner and operator of EV charging stations throughout the United States.  This is the third acquisition in 2013 for CarCharging as the company recently acquired Beam Charging and EVPass. With the acquisition of 350Green, CarCharging is now the owner of the largest independent public EV charging station network in the United States and the world.

CarCharging and 350Green operate EV charging stations at locations across the country. Both companies are partners with Simon Property Group, Inc., the largest real estate investment trust in the United States, and Walgreen’s, the nation’s largest drugstore chain. The acquisition of 350Green expands CarCharging’s partnerships with major companies, retailers, municipalities, and universities, including Intel, Whole Foods, Sears, Supervalu, City of Chicago, and the University of Chicago at Illinois.  This acquisition also further extends CarCharging’s penetration in California, Illinois, and Washington.

“After nearly a year of working diligently to acquire 350Green, we are pleased to announce that the acquisition is finally complete,” said Michael D. Farkas, CEO of CarCharging.  “We are confident that this is a step forward in strengthening the EV charging industry, and we will work as quickly as possible to consolidate operations and ensure that all of 350Green’s stations are working properly.”

350Green’s EV charging service locations offer Level 2 stations manufactured by AeroVironment, ChargePoint, and Sema Connect.  Additionally, many of 350Green’s locations include DC fast charging stations manufactured by Efacec.  DC fast chargers drastically reduce charging times for compatible electric cars.

Michael Bernstein of The Bernstein Law Firm represented CarCharging in the completion of the acquisition of 350Green.

About Car Charging Group, Inc.

Car Charging Group, Inc. (OTCQB: CCGI) is a pioneer in nationwide public electric vehicle (EV) charging services at accessible and convenient locations. Headquartered in Miami, Florida with offices in California, New York, Canada, and Spain, CarCharging is committed to creating a robust, feature-rich network for EV charging. CarCharging typically pays for all hardware, installation, maintenance and related services; therefore, eliminating initial capital costs for all property owners.

CarCharging has 85 strategic partnerships across various business sectors.  CarCharging’s partners manage or own a total of more than 8 million parking spaces, and include, but are not limited to City Park, Ace Parking, Central Parking, Equity One, Equity Residential, Forest City Enterprises, Walgreens, Simon Property Group, Pennsylvania Turnpike Commission, City of Miami Beach (FL), and the City of Santa Clara (CA).  CarCharging’s services utilize EV charging stations manufactured by ChargePoint®.

For more information about CarCharging, please visit www.CarCharging.com.

About 350Green

350Green operates a scalable network of plug-in electric vehicle (EV) charging stations across the US. The company distributes its stations by partnering with retail hosts at select, high-traffic shopping centers and other places where EV drivers live and work, to create an expansive and convenient network of EV charging locations.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future.  Those statements include statements regarding the intent, belief or current expectations of Car Charging Group, Inc., and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

Investor Relations and Media Contacts:

CarCharging Media Contact:	CarCharging Investor Relations:
Suzanne Tamargo	Constellation Asset Advisors, Inc.
Suzanne@CarCharging.com	www.ConstellationAA.com
(305) 521-0200 x 214	(415) 524-8500